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                                                                    Exhibit 99.1

PROXY

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                           DELRAY BEACH, FLORIDA 33445


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barry J. Goldstein and David I. Fuente, with full power of substitution, as attorneys, agents and proxies to vote on behalf of the undersigned at the special meeting of the stockholders (the "Stockholders") of Office Depot, Inc. ("Office Depot") called by the Board of Directors of Office Depot (the "Office Depot Board"), to be held at 2200 Old Germantown Road, Delray Beach, Florida 33445, on August 26, 1998 at 11 a.m. Eastern time, or any adjournment thereof, for the following purposes:



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)





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                                  INSTRUCTIONS

1. Signatures of Stockholders of Record. In order to be valid, each proxy must be signed by the Stockholder of record on July 20, 1998. The signature must correspond exactly with the name(s) as written on the label affixed to the proxy representing the shares of Office Depot Common Stock without alteration. If shares of Office Depot Common Stock are owned of record by two or more joint owners, all such owners must sign a single proxy in respect of such shares. If shares of Office Depot Common Stock are registered in different names, it will be necessary to complete, sign and submit as many separate proxies as there are different registrations.

      If a proxy is to be signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the Office Depot Board of such person's authority so to act must be submitted along with the proxy.

2. Delivery. Delivery of a proxy to an address other than the address set forth on the proxy does not constitute a valid delivery. Only proxies received at such address on or prior to the meeting date will be valid. The method of delivery of a proxy is at the option and risk of the tendering Stockholder. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Joint Proxy Statement or the proxy may be directed to Charlotte Brown at CIC Investor Communications, Inc. at: (201) 896-5670 or to the following address:

      Office Depot, Inc.
      c/o CIC Investor Communications, Inc.
      111 Commerce Road
      Carlstadt, New Jersey 07072-2746
      Attention: Charlotte Brown


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                                                      Please mark
                                                      your votes as   /X/
                                                      indicated in
                                                      this example.


THE OFFICE DEPOT BOARD RECOMMENDS THE PROPOSED SHARE ISSUANCE.

1. To approve the issuance of shares (the "Share Issuance") of Office Depot's Common Stock (the "Office Depot Common Stock") in exchange for shares of common stock of Viking Office Products, Inc. ("Viking") (on the basis of one share of Office Depot Common Stock for each share of Viking common stock pursuant to the Agreement and Plan of Merger, dated as of May 18, 1998, between Office Depot and Viking).

           APPROVE  /  /                    DISAPPROVE  /  /



THE OFFICE DEPOT BOARD RECOMMENDS THE PROPOSED CHARTER AMENDMENT.


2. To approve an amendment (the "Charter Amendment") to Section 4.1 of the certificate of incorporation of Office Depot to increase the number of authorized shares of Office Depot Common Stock from 400,000,000 to 800,000,000.

          APPROVE  /  /                      DISAPPROVE   /  /



THE OFFICE DEPOT BOARD RECOMMENDS THE PROPOSED INCENTIVE PLAN AMENDMENT.



3. To approve an amendment (the "Incentive Plan Amendment") to the Office Depot Long-Term Equity Incentive Plan to increase the number of shares of Office Depot Common Stock reserved for issuance to officers and key employees following the Merger from 15,212,500 to 20,712,500.


           APPROVE  /  /                     DISAPPROVE   /  /

4.    Any other business that may properly come before the meeting.


This proxy (the "Proxy"), when properly executed and duly returned, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made on this Proxy, this Proxy will be voted FOR the proposed Share Issuance, Charter Amendment and Incentive Plan Amendment.



Signature(s)                                 Dated               , 1998
           ---------------------------------       -----------
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE LABEL AFFIXED TO THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, ALL OWNERS MUST SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE OF SUCH. IF A CORPORATION, PLEASE SIGN NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



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